Exhibit 99.3

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of October 23, 2012, by and between Sunrise Acquisition Corp., a Delaware corporation (“Buyer”), and the undersigned stockholder (“Holder”) of Sycamore Networks, Inc., a Delaware corporation (the “Company”).

RECITALS

Pursuant to an Asset Purchase and Sale Agreement, dated as of the date hereof (the “Purchase Agreement”), by and between Buyer and the Company, the Company has agreed to sell and Buyer has agreed to purchase from the Company the Acquired Assets, and, in partial consideration thereof, Buyer has agreed to assume the Assumed Liabilities, each as more specifically set forth in the Purchase Agreement. Concurrently with the execution and delivery of the Purchase Agreement and as a condition and inducement to Buyer entering into, and performing its obligations under, the Purchase Agreement, Buyer has requested that Holder enter into this Agreement. In order to induce Buyer to enter into the Purchase Agreement, Holder has agreed to enter into this Agreement with respect to the shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) beneficially owned by Holder (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) and set forth beneath Holder’s signature on the last page of this Agreement (the “Shares”); provided that Options beneficially owned by Holder shall not be considered “Shares” prior to their exercise, and shares of Company Common Stock issued upon exercise of Options shall be considered “Shares” upon their issuance. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Retain Shares.

a. Transfer. During the period beginning on the date hereof and ending on the Expiration Date (as defined in Section 4 below), (1) except as contemplated by the Purchase Agreement, and except as provided in Section 1(b) below, Holder agrees not to, directly or indirectly, (i) sell, transfer, assign, gift, pledge, hypothecate, exchange or otherwise encumber or dispose of (including by merger, consolidation or otherwise by operation of law) (“Transfer”) the Shares, or (ii) enter into any contract, option or other agreement with respect to any Transfer of any or all of the Shares or any interest therein, and further acknowledges and agrees that any attempted Transfer of Shares or any interest therein in violation of this Section 1(a) shall be null and void, and (2) Holder agrees that Holder will not, and will not permit any entity under Holder’s control to, directly or indirectly, grant any proxies or powers of attorney, deposit any of such Holder’s Shares into a voting trust or enter into a voting agreement with respect to any of such Holder’s Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause (2) which conflict with Holder’s obligations under this Agreement, except in the case of (1) or (2) to the extent permitted in writing by Buyer.

b. Permitted Transfers. Section 1(a) shall not prohibit a Transfer of Shares by Holder, or on behalf of Holder, to (i) any family member or any trust for the benefit of Holder or a family member, (ii) any affiliate, stockholder, member or partner of any Holder which is an entity, (iii) any educational institution pursuant to an existing agreement or understanding between Holder, or on behalf of Holder, and such educational institution consistent with the past practice of Holder or (iv) any devisee or heir by operation of law or otherwise in the event of the death of Holder, in each case so long as the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent, reasonably satisfactory in form and substance to Buyer, memorializing such agreement.

c. New Shares. Holder agrees that any shares of Company Common Stock that Holder purchases or with respect to which Holder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the Expiration Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof and for all purposes shall be included in the definition of Shares.

d. Covenant of the Holder. Holder agrees and covenants that (i) this Agreement and the obligations hereunder shall attach to the Shares and, notwithstanding any violation of the transfer restrictions contained in this Agreement, shall be binding upon any person or entity to which legal or beneficial ownership shall transfer, whether by operation of law or otherwise; and (ii) such Holder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Shares, unless such transfer is made in compliance with this Agreement.

2. Agreement to Vote Shares.

a. Subject to Section 2(c) and except to the extent waived in writing by Buyer, Holder agrees during the term of this Agreement to vote the Shares, and to cause any holder of record of the Shares to vote or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any annual or special meeting of stockholders of the Company: (i) in favor of the approval of the sale of the Acquired Assets pursuant to the Purchase Agreement and the transactions contemplated thereby, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; and (ii) against (1) any Acquisition Proposal or (2) any amendment of the Company’s certificate of incorporation or bylaws (collectively, the “Covered Proposals”). This Agreement is intended to bind Holder as a stockholder of the Company only with respect to the Covered Proposals. Until the Expiration Date, Holder covenants and agrees not to enter into any agreement or understanding with any Person with respect to voting of its Shares on any Covered Proposal which conflicts with the terms of this Agreement.

b. Holder further agrees that, until the Expiration Date, Holder will not, and will not permit any Person under Holder’s control to, (A) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14a-1 under the Exchange Act) in opposition to the approval of the sale of the Acquired Asssets pursuant to the Purchase Agreement and the transactions contemplated thereby, (B) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any solicitation of voting securities of the Company in support of an Acquisition Proposal, or (C) engage in any conduct as to which the Company is prohibited by Section 4.9 of the Purchase Agreement, provided, however, that any such conduct by Holder, or by an Affiliate of Holder, in his or her capacity as an officer or director of the Company shall not constitute a breach of this Section 2.

c. The Holder’s obligations under this Section 2 shall be suspended during any period beginning on the date (a “Suspension Date”) that the Board of Directors has failed to make or withdrawn, modified or changed the Board Recommendation in accordance with Section 4.8(b) or Section 4.9(e) of the Purchase Agreement and ending on the date following the relevant Suspension Date that the Board of Directors has recommended that the stockholders of the Company vote in favor of the approval of the sale of the Acquired Assets pursuant to the Purchase Agreement and the transactions contemplated by the Purchase Agreement (each period, a “Suspension Period”).

3. Representations and Warranties of Holder. Holder hereby represents and warrants to Buyer that:

a. Holder (i) is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of the Shares, free and clear of all Encumbrances (other than those created by this Agreement) and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Holder is a party relating to the pledge, disposition or voting of any of the Shares and there are no voting trusts or voting agreements with respect to the Shares.

b. Holder does not beneficially own any shares of capital stock of the Company other than (i) the Shares and (ii) any options, warrants or other rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock, set forth on the signature page of this Agreement (collectively, “Options”).

c. Holder has the legal capacity, power and authority to execute and deliver, and perform its obligations under, this Agreement. This Agreement, assuming the due authorization, execution and delivery of this Agreement by Buyer, constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

d. Neither the execution and delivery of this Agreement by Holder nor the consummation by Holder of the transactions contemplated hereby will conflict with or result in a material breach, or constitute a material default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or law applicable to Holder or to Holder’s property or assets.

e. Other than any filing required on Schedule 13D or Schedule 13G or under Section 16 under the Exchange Act, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of Holder is required in connection with the execution and delivery of this Agreement.

4. Termination. This Agreement shall terminate upon the earliest to occur of (i) the Closing, (ii) the date on which the Purchase Agreement is terminated in accordance with its terms, (iii) a material amendment of the Purchase Agreement or (iv) the mutual written consent of the parties hereto (the earliest of such dates, the “Expiration Date”). Notwithstanding the foregoing, for purposes of this Section 4, an extension of the Outside Date set forth in Section 7.1(d) of the Purchase Agreement shall not be deemed to be a material amendment of the Purchase Agreement.

5. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (i) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a beneficial owner of the Shares, (ii) nothing in this Agreement shall be construed to limit or affect the Holder’s rights and obligations as a director, officer, or other fiduciary of the Company, and (iii) Holder shall have no liability to Buyer or any of its Affiliates under this Agreement as a result of any action or inaction by Holder acting in his capacity as a director, officer, or other fiduciary of the Company.

6. Miscellaneous.

a. Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 6(a) shall be binding upon the parties and their respective successors and assigns.

b. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware. Each of the parties hereto (i) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or any other federal or state court in the State of Delaware if it is determined that the Court of Chancery does not have jurisdiction over such action) in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other party with respect thereto. Any party may make service on the other parties by sending or delivering a copy of the process to the parties to be served at the address and in the manner provided for the giving of notices in Section 6(f). Nothing in this Section 6(b), however, shall affect the right of any party to serve legal process in any other manner permitted by law.

c. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

d. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may be executed by facsimile or .PDF signature.

e. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

f. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered one Business Day after it is sent by (i) a reputable courier service guaranteeing delivery within one Business Day, (ii) electronic mail (with receipt confirmed) or (iii) facsimile, provided electronic confirmation of successful transmission is received by the sending party and a confirmation copy is sent on the same day as the telecopy transmission by certified mail, return receipt requested, in each case to the intended recipient as set forth on respective signature pages hereto or at such other addresses, facsimile numbers or email addresses as either party may hereafter specify by written notice to the other party.

g. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

h. Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement will cause Buyer to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Buyer shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity and Holder will not oppose the seeking of such relief on the basis that Buyer has an adequate remedy at law. Holder hereby agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Buyer seeking or obtaining such equitable relief.

[Signature Page Follows]

The parties have caused this Agreement to be duly executed on the date first above written.

Buyer:	SUNRISE ACQUISITION CORP.

By:
Name: DOUG BAYERD
Title: SECRETARY

Address:	338 Pier Avenue
Hermosa Beach, CA 90254

Attention:	Nick Kaiser

Telephone:	(310) 364-0100
Facsimile:	(310) 364-0110
Email:	nkaiser@marlinequity.com

SIGNATURE PAGE TO VOTING AGREEMENT

Holder:	PLATYKO PARTNERS, L.P.

By:
Name: Daniel E. Smith
Title: General Partner

Address:	102 Abbott Road
Wellesley, MA 02481

Attention:	Daniel E. Smith

Telephone:	781-237-5342
Facsimile:	781431-7745
Email:	Dsmith52857@gmail.com

Number of Shares of Company Common Stock Beneficially Owned as of the Date of this Agreement:	2,112,500

Number of Options Beneficially Owned as of the Date of this Agreement:	0

SIGNATURE PAGE TO VOTING AGREEMENT

SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of:

Name of Holder: Platyko Partners, L.P.

and that the undersigned is familiar with the terms of the Voting Agreement (the “Agreement”), entered into as of October 23, 2012, by and among Sunrise Acquisition Corp, a Delaware corporation (“Buyer”), and the undersigned’s spouse. The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse. The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate such Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest of undersigned in all property which is the subject of such Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned bad signed such amendment, modification, waiver or termination.

Dated: October 23, 2012	Signed:
Elizabeth Riley

Address: 102 Abbott Road
Wellesley, MA 02481